Exhibit 99.1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this report. Out financial statements are prepared in U.S. dollars and in accordance with U.S. GAAP.

Special Note Regarding Forward Looking Statements

In addition to historical information, this report contains forward-looking statements. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

For the Year Ended February 29, 2024 Compared to the Year Ended February 28, 2023

Results of Operations

The Company had no operations or expenses for the years ended February 29, 2024 and February 28, 2023.

Liquidity and Capital Resources

As of February 29, 2024 and February 28, 2023, the Company had total assets of $22,268,367 and $288,496, respectively. The Company’s total liabilities as of February 29, 2024 were $21,990,500, which was comprised of current liabilities of $21,990,500 and non-current liabilities of $nil. This compares with total liabilities of $nil as of February 28, 2023.

The following is a summary of the Company’s cash flows provided by operating, investing, and financing activities for the years ended February 29, 2024 and February 28, 2023.

	Year Ended February 29, 2024	Year Ended February 28, 2023
Net Cash Provided by Operating Activities	$34	$-
Net Cash Provided by / (Used In) Investing Activities	$-	$-
Net Cash Provided by / (Used In) Financing Activities	$-	$-
Effect of Exchange Rate Changes	$(2)	$-
Net Increase in Cash and Cash Equivalents	$32	$-

Cash Flows from Operating Activities

For the year ended February 29, 2024, net cash flows provided by operating activities were $34, consisting primarily of cash receipt from online transfer. During the year ended February 28, 2023, net cash flows provided by operating activities were $nil.

Cash Flows from Investing Activities

Net cash used in investing activities was $nil for the years ended February 29, 2024 and February 28, 2023.

Cash Flows from Financing Activities

Net cash used in financing activities was $nil for the years ended February 29, 2024 and February 28, 2023.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material

Impact of Inflation

In accordance with the National Bureau of Statistics of China, the year-over-year percentage changes in the consumer price index for March 2021, 2022 and 2023 were 4.4%, 2% and 0.2%, respectively. Inflation in China has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in China in the future.

Foreign Currency Exchange Rates

We are not materially affected by foreign currency exchange rates. However, it is difficult to predict how market forces, or PRC or U.S. government policy, might affect our operations. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant change in the value of the RMB against the U.S. dollar. Limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. So far, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we potentially may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and we may not be able to successfully hedge our exposure at all. Furthermore, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.

For the Six Months Ended August 31, 2024 Compared to the Six Months Ended August 31, 2023

The Company did not have operations for the six months ended August 31, 2024 and 2023 and therefore it did not generate any revenues or incurred any costs of revenues. We incurred general and administrative expenses of $11,850 for professional fees during the six months ended August 31, 2024 compared to $nil during the six months ended August 31, 2023.

Liquidity and Capital Resources

As of August 31, 2024 and February 29, 2024, the Company had total assets of $22,350,325 and $22,268,367, respectively. The Company’s total liabilities of $22,080,032 as of August 31, 2024, which was solely comprised of current liabilities. This compares with total liabilities as of February 29, 2024 were $21,990,500, which was comprised of current liabilities of $21,990,500 and non-current liabilities of $nil.

The following is a summary of the Company’s cash flows provided by/(used in) operating, investing, and financing activities for the six months ended August 31, 2024 and 2023.

	Six Months Ended August 31, 2024	Six Months Ended August 31, 2023
Net Cash Provided by / (Used In) Operating Activities	$(11,850)	$-
Net Cash Provided by Investing Activities	$11,848	$-
Net Cash Provided by / (Used In) Financing Activities	$-	$-
Effect of Exchange Rate Changes	56	-
Net Increase in Cash and Cash Equivalents	$54	$-

Cash Flows from Operating Activities

We have generated negative cash flows from operating activities. For the six months ended August 31, 2024, net cash used in operating activities was $11,850, consisting solely of a net loss. During the six months ended August 31, 2023, net cash used in operating activities was $nil.

Cash Flows from Investing Activities

For the six months ended August 31, 2024, net cash provided by investing activities was $11,848 from repayment of interest-free loan by related parties. During the six months ended August 31, 2023, net cash provided by operating activities was $nil.

Cash Flows from Financing Activities

Net cash used in financing activities was $nil for the six months ended August 31, 2024 and 2023.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material

Impact of Inflation

In accordance with the National Bureau of Statistics of China, the year-over-year percentage changes in the consumer price index for March 2021, 2022 and 2023 were 4.4%, 2% and 0.2%, respectively. Inflation in China has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in China in the future.

Foreign Currency Exchange Rates

We are not materially affected by foreign currency exchange rates. However, it is difficult to predict how market forces, or PRC or U.S. government policy, might affect our operations. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant change in the value of the RMB against the U.S. dollar. Limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. So far, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we potentially may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and we may not be able to successfully hedge our exposure at all. Furthermore, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.